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                                                                  Exhibit (d)(3)

                            CONFIDENTIALITY AGREEMENT

     This CONFIDENTIALITY AGREEMENT (this "Agreement") is dated as of February 26, 2002 and is by and between Lands' End, Inc. (the "Company") and Sears, Roebuck and Co. ("Sears"). Sears and the Company are sometimes collectively referred to herein as the "Parties" and individually as a "Party."

                               W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, the Parties desire to exchange information in order to enable them to evaluate the possibility of entering into a negotiated business transaction (the "Transaction").

     WHEREAS, during the course of any discussions or negotiations regarding the Transaction, the Company and Sears each from time to time may provide the other with certain Evaluation Material (as defined below).

     WHEREAS, each of the Parties acknowledges and agrees that any Evaluation Material provided to the other, whether before or after the execution of this Agreement, is proprietary and highly confidential and that the unrestricted disclosure of any Evaluation Material by one party would result in substantial damage to the other, which damage would be irreparable and extremely difficult to quantify.

     WHEREAS, each of the Parties desires to preserve its business operations and capital structure free from disruption that could arise from the misuse of Evaluation Material.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

     As used in this Agreement, the term "Exchange Act" means the Exchange Act of 1934, as amended, and "affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

     1. Evaluation Material. The term "Receiving Party" shall mean a Party that receives Evaluation Material from the other Party pursuant to this Agreement, and the term "Disclosing Party" shall mean a Party to this Agreement that provides or discloses its Evaluation Material to a Receiving Party. As a condition to the furnishing of Evaluation Material to the partners, directors, officers, employees, agents or advisors of a Party, including without limitation attorneys, accountants, consultants, bankers, other sources of financing and capital and financial advisors (collectively, "Representatives"), each Party agrees and shall cause its Representatives to treat such information in accordance with the provisions of this Agreement and to take or abstain from taking certain other actions hereinafter set forth. The term "Evaluation Material" means any and all information, in any form or medium, concerning the Disclosing Party (whether prepared by the Disclosing Party, its advisors or otherwise and

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irrespective of the form of communication and whether it is labeled or otherwise identified as confidential) that is furnished to the Receiving Party or to its Representatives by or on behalf of the Disclosing Party. In addition, "Evaluation Material" shall be deemed to include all notes, analyses, studies, interpretations and other documents or reports prepared by a Receiving Party or its Representatives which contain, reflect or are based upon, in whole or part, the information furnished to the Receiving Party or its Representatives pursuant hereto. The term "Evaluation Material" does not include information which: (a) is or becomes available to the public generally (other than as a result of a disclosure by the Receiving Party or one of its Representatives); (b) becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party or one of its Representatives, provided that such source is not, to the knowledge of the Receiving Party after reasonable inquiry, bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Disclosing Party or any other person with respect to such information; or (c) has been independently acquired or developed by the Receiving Party without violating any of its obligations under this Agreement, as demonstrated by the Receiving Party.

     2.  Use of Evaluation Material and Confidentiality.
         ----------------------------------------------

     (a) The Parties hereto agree that a Receiving Party and its Representatives shall use the Evaluation Materials of the Disclosing Party solely for the purpose of evaluating the possible Transaction that the Evaluation Material will be kept confidential and that neither the Receiving Party nor any of its Representatives will disclose any of the Evaluation Material in any manner whatsoever; provided however that the Receiving Party may disclose Evaluation
Material: (i) to such of its Representatives who need such information for the sole purpose of evaluating the Transaction (it being understood that such Representatives shall be informed by the Receiving Party of the confidential nature of such information and shall be directed by the Receiving Party to treat such information as confidential); and (ii) in all other cases, only if and to the extent that the Disclosing Party gives its prior written consent to such disclosure.

     (b) The Parties hereto agree that each will be fully responsible for any breach of any of the provisions of this Agreement by any of its Representatives.

     (c) Each of the Parties hereto agrees that, without the prior written consent of the other Party, such Party and its Representatives shall not disclose to any person the fact that the Evaluation Material has been made available to it/them, the fact that discussions or negotiations are taking place concerning a possible transaction between the Parties or the existence of this Agreement; provided however that each of the Parties may make such disclosure as it determines in good faith and upon the advice of counsel is required by law or applicable stock exchange rule or regulation (in which event such Party shall use all reasonable efforts to consult with the other Party in advance regarding the nature, extent and form of such disclosure).

     (d) The Parties hereto agree that, without the prior written consent of the Disclosing Party, neither the Receiving Party nor any of its Representatives will disclose to any other person (including, without limitation, by issuing a press release or otherwise making any public statement) any of the terms, conditions or other facts with respect to the Transaction (including the status thereof); provided however that the Receiving Party may make such

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disclosure as it determines in good faith and upon the advice of counsel is required by law (in which event such Party shall use all reasonable efforts to consult with the Disclosing Party in advance regarding the nature, extent and form of such disclosure).

     (e) The terms "person" as used in this Agreement shall be interpreted broadly to include the media and any corporation, group, individual or other entity.

     (f) If the Receiving Party or any of its Representatives are requested or required (by oral questions, interrogatories, requests for information or other documents in legal proceedings, subpoena, civil investigative demand or any other similar process) to disclose any of the Evaluation Material, such Party shall provide the Disclosing Party with prompt written notice of any such request or requirement so that the Disclosing Party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. If the Disclosing Party waives compliance with the provisions of this Agreement with respect to a specific request or requirement, the Receiving Party and its Representatives shall disclose only that portion of the Evaluation Material that is covered by such waiver and which is necessary to disclose in order to comply with such request or requirement. If, in the absence of a protective order or other remedy or a waiver by the Disclosing Party, the Receiving Party or one of its Representatives is nonetheless legally compelled to disclose any Evaluation Material, the Receiving Party or such Representative may, without liability hereunder, disclose only that portion of the Evaluation Material that is so required to be disclosed. Notwithstanding the foregoing, in the event that the Receiving Party or one of its Representatives discloses Evaluation Material under the terms of this subsection, such Party and its Representatives shall exercise commercially reasonable efforts to preserve the confidentiality of the Evaluation Material including, without limitation, and to the extent practical under the circumstances, by cooperating with the Disclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Evaluation Material.

     (g) If either Party hereto decides that it does not desire to proceed with the Transaction, then upon the written request of the Disclosing Party, the Receiving Party shall deliver promptly to the Disclosing Party all Evaluation Material furnished to it or any of its Representatives by or on behalf of the Disclosing Party, together with copies of such Evaluation Material in the Receiving Party's possession or control or in the possession or control of any of its Representatives. If either Party hereto decides that it does not desire to proceed with the Transaction, the Receiving Party hereby agrees upon the written request of the Disclosing Party to promptly destroy all Evaluation Material prepared by it or any of its Representatives, together with all copies thereof (including, without limitation, electronic copies). Notwithstanding the return or destruction of the Evaluation Material, the Receiving Party and its Representatives will continue to be bound by its obligations of confidentiality hereunder.

     3. Accuracy of Evaluation Material. Each Party hereto understands and acknowledges that neither the Disclosing Party nor any of its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material. Each Party hereto agrees that neither the Disclosing Party nor any of its Representatives shall have any liability to the Receiving Party or to any of its Representatives

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relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. Only those representations and warranties that are made in a final definitive agreement regarding the Transaction, when, as and if executed, and subject to such limitations and restrictions as may be specified therein, will have any legal effect.

     4. Diligence Process. In consideration of the provision of the Evaluation Material to the Receiving Party, such Party agrees and shall cause its Representatives not to initiate or maintain contact with any officer, director, employee or agent of the Disclosing Party relating to the Transaction, except in accordance with guidelines that are mutually established by the Parties. Each Party hereby agrees to submit or direct to the designee or designees of the other Party all: (a) communications regarding the Transaction; (b) requests for additional information; (c) requests for facility tours or management or employee meetings; and (d) discussions or questions regarding procedures.

     5. Non-Solicitation and Non-Hire of Employees. Each Party acknowledges that the employees of the other Party are a key component to the success of the other Party and that the preservation of the employee base of the other Party is critical to among other things the prospects of the other Party. Consequently, the Parties have agreed to the following mutual non-solicitation and non-hire provisions. Each Party hereto agrees that, for a period of one year from the date hereof, such Party shall not solicit any individual who is an employee of the other Party, as of the date hereof or at any time hereafter and prior to the termination of discussions by the Parties with respect to a Transaction, to leave his or her employment with such other Party or in any way interfere with the employment relationship between such other Party and any of its employees; provided that this restriction shall not apply to (i) any part-time employee or
(ii) any employee who as of the date hereof has already entered into employment discussions with such Party or contacted such Party to initiate such discussions; provided further that generalized employee searches (not focused specifically on the employees of a Party) by headhunter/search firms and generalized employment or trade media advertisements shall not be deemed to cause a breach of this non-solicitation restriction. Each Party hereto also agrees that, for a period of one year from the date hereof, such Party shall not hire or otherwise engage any individual who is an employee of the other Party as of the date hereof or at any time hereafter and prior to the termination of discussions by the Parties with respect to a Transaction; provided that this restriction shall not apply to (i) any part-time employee, (ii) any employee who as of the date hereof has already entered into employment discussions with such Party or contacted such Party to initiate such discussions or (iii) any employee who (x) is not an officer of Sears or is not an employee of the Company with the title of director or greater (which includes without limitation the officers of the Company) as the case may be and (y) was not introduced to the respective Party or did not become known to the respective Party in connection with its evaluation or the consummation of a Transaction.

     6. Standstill. Each Party hereby acknowledges that the Evaluation Material is being furnished to it in consideration of its agreement that for a period of
1.5 years from the date hereof such Party will not (and such Party will not assist, provide or arrange financing to or for others or encourage others to), directly or indirectly, acting alone or in concert with others, unless specifically requested in writing in advance by the Board of Directors of the other Party: (i) acquire or agree, offer, seek or propose to acquire (or request permission to do so), ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange

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Act) of any of the assets or businesses of the other Party or any securities issued by the other Party, or any rights or options to acquire such ownership (including from a third party), or make any public announcement (or request permission to make any such announcement) with respect to any of the foregoing;
(ii) seek or propose to influence or control the management or the policies of the other Party or to obtain representation on the Board of Directors of the other Party, or solicit, or participate in the solicitation of, any proxies or consents with respect to any securities of the other Party, or make any public announcement with respect to any of the foregoing or request permission to do any of the foregoing; (iii) take any action which might require the other Party to make a public announcement regarding the types of matters set forth in (i) and (ii) above in this sentence; (iv) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing; or (v) seek to have the other Party amend or waive any provision of this Section; provided that the foregoing shall not prohibit any Sears employee pension fund or trust (a "Sears Fund") from acquiring any equity securities of the Company so long as (x) such acquisition is in the ordinary course of business and consistent with past practice of such fund or trust and not with the intention of obtaining or exercising control over the Company, (y) such fund or trust does not directly or indirectly beneficially own (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange
Act) 5 or more percent of any equity security of any class of the Company and
(z) such acquisition does not cause or in any way result in any obligation or requirement of either Party to make any disclosure contemplated to be prohibited by this Agreement, including pursuant to section 2(c), without taking into account any exception for disclosure required by law or by any applicable stock exchange rules and regulations. Each Party represents to the other Party that neither it nor any of its affiliates (other than in the case of Sears any Sears fund) owns (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) any securities issued by the other Party as of the date hereof.

     7. Remedies. It is understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by any Party hereto or any of such Party's Representatives and that the non-breaching Party be entitled to seek equitable relief, including injunction and specific performance, as a remedy of such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the non-breaching Party. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines that a Party or any of its Representatives has breached this Agreement, or if a Party does not prevail in any such action, such breaching or non-prevailing Party shall be liable for and pay to the other Party on demand the reasonable legal fees and expenses incurred by the non-breaching or prevailing Party in connection with such litigation, including any appeal therefrom.

     8. Waivers and Amendments. No failure to delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder. No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each Party and may be modified or waived only by a separate letter executed by each party expressly so modifying or waiving this Agreement.

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     9. Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then one business day after) it is sent by overnight courier via a national courier service and addressed to the intended recipient as set forth on the signature page attached hereto. Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth on the signature page attached hereto using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     10. Choice or Law/Consent to Jurisdiction. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without regard to the conflicts of laws principles thereof. Each Party hereby irrevocably and unconditionally consents to the jurisdiction of the federal and state courts in the State of Wisconsin or Illinois for any action, suit or proceeding arising out of or related hereto. Each Party hereto further hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in the federal and state courts of the State of Wisconsin or Illinois, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum.

     11. Severability. If any provision or portion of this Agreement should be determined by any court or agency of competent jurisdiction to be invalid, illegal or unreasonable, in whole or in part in any jurisdiction, and such determination should become final, such provision or portion shall be deemed to be severed in such jurisdiction, but only to the extent required to render the remaining provisions and portions of this Agreement enforceable, and this Agreement as thus amended shall be enforced in such jurisdiction to give effect to the intention of the parties insofar as that is possible, and further, the Agreement shall continue without amendment in full force and effect in all other jurisdictions. In the event of any such determination, the parties shall negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof.

     12. Construction; Affiliates. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. For purposes of
Section 1 through and including Section 7 hereof, reference to a Party shall also include the affiliates of such Party and each of the Parties hereto will be responsible for any breach of any of the provisions of this Agreement by their respective affiliates.

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     13. Counterparts. For the convenience of the Parties, any number of counterparts of this Agreement may be executed by the Parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. A facsimile copy of this Agreement or any signatures hereon shall be considered as originals for all purposes.

     14. Successors and Assigns. The benefits of this Agreement shall inure to the respective successors and assigns of the Parties hereto, and the obligations and liabilities assumed in this Agreement by the Parties hereto shall be binding upon their respective successors and assigns.

     15. Headings. The headings to the Sections and subsections contained herein are for identification purposes only and are not to be construed as part of this Agreement.

     16. Entire Agreement. This Agreement embodies the entire agreement and understanding of the Parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

     17. Miscellaneous. Nothing in this Agreement shall prohibit (except as expressly limited hereby) the Receiving Party or any of its subsidiaries from continuing or entering into a business of the type engaged in by the Disclosing Party, either by internal growth or acquisitions, in any location. This Agreement shall become effective as of the date first above written and shall continue in effect for a term of 3 years.

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     IN WITNESS WHEREOF, the parties hereto have executed or caused this
Confidentiality Agreement to be executed by their duly authorized officers as of the day and year first written above.


                                LANDS' END, INC.


                                By:    /s/ Karl Dahlen
                                       -----------------------------------------
                                Name:  Karl Dahlen
                                       -----------------------------------------
                                Title: Vice President and Senior Legal Officer
                                       -----------------------------------------

                                Address:
                                One Lands' End Lane
                                Dodgeville, WI 53595
                                Facsimile: (608) 935-4449




                                SEARS, ROEBUCK AND CO.



                                By:    /s/ W. Anthony Will
                                       -----------------------------------------
                                Name:  W. Anthony Will
                                       -----------------------------------------
                                Title: Vice President, Business Development
                                       -----------------------------------------

                                Address:
                                3333 Beverly Road
                                Hoffman Estates, IL 60179
                                Facsimile: (847) 286-7829

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